Exhibit 10.10

Execution Version

AMENDMENT NO.  1 TO THE

MANAGEMENT SERVICES AGREEMENT

THIS AMENDMENT NO.  1 TO THE MANAGEMENT SERVICES AGREEMENT (this “Amendment”) is executed on December 10, 2018, but made effective as of January 1, 2019 (the “Effective Date”) by and among Kimbell Royalty Partners, LP, a Delaware limited partnership (the “Partnership”), Kimbell Royalty GP, LLC, a Delaware limited liability company and the general partner of the Partnership (together with the Partnership, the “Partnership Parties”), and Kimbell Operating Company, LLC, a Delaware limited liability company (“Kimbell Operating”). The Partnership Parties and Kimbell Operating are sometimes referred to in this Amendment each as a “Party” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Parties entered into that certain Management Services Agreement, effective as of February 8, 2017  (as amended, the “Management Services Agreement”);  and

WHEREAS,  pursuant to Sections 3.5 and 13.2 of the Management Services Agreement, the Parties desire to amend the Management Services Agreement, as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above and the respective covenants, agreements and conditions contained in this Amendment, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to amend the Management Services Agreement as set forth below.

ARTICLE I

AMENDMENT OF MANAGEMENT SERVICES AGREEMENT

Section 1.1      Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Management Services Agreement.

Section 1.2      Amendment of the Management Services Agreement.  Effective as of the Effective Date,  Kimbell Operating and the Partnership Parties hereby amend and restate Section 2.2(a) of the Management Services Agreement in its entirety as follows:

“As consideration for the Services rendered hereunder, the Partnership Parties shall pay to Kimbell Operating each month, in advance, a fee that shall represent a reasonable allocation of all projected costs (including its own overhead and general and administrative costs and expenses and those of its Affiliates) to be incurred by Kimbell Operating in providing (or causing to be provided) such Services and that may be adjusted pursuant to Section 3.5 (the “Services Fee”).  The Services Fee for the year ending December 31, 2019 shall be $127,140 per month.  For the avoidance of doubt, in no event shall the Services Fee include any Tax passed on to the Partnership Parties pursuant to Section 3.4 hereof.”

ARTICLE II

MISCELLANEOUS

Section 2.1      Incorporation into Management Services Agreement. The terms of this Amendment shall be incorporated by reference in the Management Services Agreement as though set forth in full therein. In the event of any inconsistency between the provisions of this Amendment and any other provision of the Management Services Agreement, the terms and provisions of this Amendment shall govern and control. Except to the extent specifically amended or superseded by the terms of this Amendment, all of the provisions of the Management Services Agreement shall remain in full force and effect to the extent in effect on the date hereof. The Management Services Agreement, as modified by this Amendment, constitutes the complete agreement between Kimbell Operating,  the Partnership Parties and Kimbell Royalty Holdings, LLC, a Delaware limited liability company (“Holdings”), and supersedes any prior written or oral agreements, writings, communications or understandings of Kimbell Operating,  the Partnership Parties and Holdings with respect to the subject matter thereof.

Section 2.2      Severability. If any provision of this Amendment is invalid, illegal or incapable of being enforced by any rule of applicable Law, or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Amendment are not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Amendment so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Amendment are consummated as originally contemplated to the fullest extent possible.

Section 2.3      Assignment. Neither Party may assign, transfer or otherwise alienate this Amendment or any of its rights, interests or obligations under this Amendment (whether by operation of Law or otherwise) without the consent of the other Party. Any attempted assignment, transfer or alienation in violation of this Amendment shall be null, void and ineffective.

Section 2.4      Counterparts. This Amendment may be executed in one or more counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one instrument.

Section 2.5      Governing Law; Jurisdiction; Waiver of Jury Trial. The Parties agree and consent to the application of the governing law, jurisdiction and waiver of jury trial provisions set forth in Section 13.8 of the Management Services Agreement in respect of this Amendment.

[Signatures of the Parties follow on the next page.]

IN WITNESS WHEREOF, the Parties have executed this Amendment on the date first listed above to be effective as of the Effective Date.

KIMBELL ROYALTY PARTNERS, LP

By: Kimbell Royalty GP, LLC, its general partner

By:	/s/ Robert D. Ravnaas
Name: Robert D. Ravnaas
Title: Chief Executive Officer

KIMBELL ROYALTY GP, LLC

By:	/s/ Matthew S. Daly
Name: Matthew S. Daly
Title: Chief Operating Officer

KIMBELL OPERATING COMPANY, LLC

By:	/s/ Matthew S. Daly
Name: Matthew S. Daly
Title: Chief Operating Officer

Signature Page to Amendment No. 1
to Management Services Agreement